UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported):  May 29, 2020

Atlas Air Worldwide Holdings, Inc.

(Exact name of registrant as specified in its charter)

Delaware	001-16545	13-4146982
(State or other jurisdiction	(Commission	(I.R.S. Employer
of incorporation)	File Number)	Identification No.)

2000 Westchester Avenue, Purchase, New York		10577
(Address of principal executive offices)		(Zip Code)

914-701-8000

(Registrant’s telephone number, including area code)

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Exchange Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, $0.01 par value	AAWW	The NASDAQ Global Select Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01.	Entry into a Material Definitive Agreement.

As of May 29, 2020, Atlas Air, Inc. (“Atlas”) and Southern Air Inc. (“Southern” and, together with Atlas, the “PSP Recipients”), each a wholly owned subsidiary of Atlas Air Worldwide Holdings, Inc. (the “Company”), entered into definitive documentation with the United States Department of the Treasury (“Treasury”) with respect to payroll support funding (the “Payroll Support Program”) available to cargo air carriers pursuant to Section 4112 of the Coronavirus Aid, Relief, and Economic Security Act (“CARES Act”). These funds will be used to pay wages, salaries and benefits for eligible employees at Atlas and Southern. The PSP Recipients’ expected disbursements under the Payroll Support Program consist of approximately $207.0 million in direct payroll support and a $199.8 million unsecured ten-year term loan. In addition, and as compensation for the payroll support, the Company is providing warrants to purchase up to an aggregate of 625,452 shares of the Company’s common stock, par value $0.01 per share (“Common Stock”), to be issued to Treasury as funds are disbursed. Funds are expected to be disbursed to the PSP Recipients in three installments from June to July 2020. The Payroll Support Program subjects the PSP Recipients and certain of their affiliates to a number of restrictions, including prohibitions against reductions in certain employee salaries, wages and benefits, certain involuntary terminations and furloughs of employees, share buybacks and the payment of dividends until September 30, 2021, as well as certain limitations on executive compensation until March 24, 2022.

Payroll Support Program Agreement

As of May 29, 2020, the PSP Recipients entered into a payroll support program agreement (the “PSP Agreement”) with Treasury, pursuant to which the PSP Recipients will receive payroll support funding (“Payroll Support”) under the Payroll Support Program. Funds received in connection with Payroll Support are to be used exclusively for the payment of certain employee wages, salaries and benefits of the PSP Recipients. The PSP Agreement subjects the PSP Recipients and certain of their affiliates to a number of restrictions as summarized above and also imposes reporting obligations on the Company and the PSP Recipients.

Payroll Support Agreement Promissory Note

As compensation for Payroll Support, as of May 29, 2020, the Company issued a senior unsecured promissory note (the “Note”) to Treasury. In connection with the disbursement of the initial Payroll Support, the Note was issued at an initial principal amount of $85,915,990. The principal amount of the Note will be increased as the Company receives additional funds under the PSP Agreement, up to an expected maximum principal amount of $199.8 million after the final disbursement. The Note is guaranteed by each of the PSP Recipients.

The Note matures in full on May 29, 2030, and is subject to mandatory prepayment requirements in connection with certain change of control triggering events. The Company may prepay the Note, in whole or in part, at any time prior to its maturity without premium or penalty. Principal amounts outstanding under the Note bear interest at a rate per annum of 1.00% until May 29, 2025 and, afterwards, at a rate per annum equal to an interest rate based on the Secured Overnight Financing Rate (SOFR) plus 2.00%. The Note contains customary representations and warranties, covenants and events of default provisions.

Payroll Support Program Warrant Agreement and Warrant

As compensation for Payroll Support, as of May 29, 2020, the Company entered into a warrant agreement with Treasury (the “Warrant Agreement”), pursuant to which the Company agreed to issue warrants (each such issuance, a “Warrant” and, together with the PSP Agreement, the Note and the Warrant Agreement, the “Payroll Support Documents”) to purchase shares of Common Stock of the Company to Treasury. In connection with the disbursement of the initial Payroll Support, the Company issued a Warrant to purchase up to 268,908 shares of the Company’s Common Stock. Upon each subsequent disbursement of Payroll Support to the PSP Recipients under the PSP Agreement, the Company will issue a Warrant to Treasury in an amount equal to 10% of the increase in the principal amount of the Note, divided by the exercise price of $31.95 (which was the closing price of the Company’s Common Stock on the Nasdaq Global Select Market on May 1, 2020).

The Warrant Agreement sets out the Company’s obligations to issue Warrants in connection with disbursements of Payroll Support and provides Treasury certain registration rights with respect to the Warrants and the underlying Common Stock. Assuming the total installments to be paid pursuant to the PSP Agreement aggregate to the total expected disbursements, the total number of Warrants issuable to Treasury will be 625,452, subject to certain anti-dilution provisions. Each Warrant is exercisable at an exercise price of $31.95 per share of Common Stock and will expire on the fifth anniversary of the issue date of such Warrant. Warrants may be settled through net share settlement or net cash settlement, at the Company’s option. The Warrants will include customary anti-dilution provisions and will be freely transferable with registration rights. Treasury will not vote any shares it acquires upon exercise of the Warrants.

The Warrants issued to Treasury will trigger an anti-dilution adjustment to the terms of the warrants that the Company issued to Amazon.com, Inc. in 2016 and 2019 in accordance with their terms.

The Warrants issued under the Warrant Agreement are issued pursuant to an exemption from registration provided for under Section 4(a)(2) of the Securities Act of 1933, as amended (the “Securities Act”) as transactions not involving a public offering. Any issuance of Common Stock upon exercise of the Warrants will be exempt as an exchange by the Company exclusively with its security holders eligible for exemption under Section 3(a)(9) of the Securities Act.

The Warrant was, and any subsequent Warrants will be, issued solely as compensation to Treasury related to entry into the PSP Agreement.

The description of the Payroll Support Documents in this Item 1.01 is qualified in its entirety by reference to the full text of each of Payroll Support Documents, a copy of which will be filed with the Company’s Quarterly Report on Form 10-Q for the quarter ended June 30, 2020.

Item 2.03.	Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of the Registrant.

The information provided in Item 1.01 is incorporated herein by reference to the extent responsive to Item 2.03.

Item 3.02.	Unregistered Sales of Equity Securities.

The information provided in Item 1.01 is incorporated herein by reference to the extent responsive to Item 3.02.

Item 8.01.	Other Events.

The information provided in Item 1.01 is incorporated herein by reference to the extent responsive to Item 8.01.

Item 9.01.	Financial Statements and Exhibits.

(d) Exhibits.

Exhibit Number	Description

104	Cover page interactive data file (embedded within the Inline XBRL document).

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Atlas Air Worldwide Holdings, Inc.

By:	/s/ Adam R. Kokas
	Name:	Adam R. Kokas
	Title:	Executive Vice President, General Counsel and Secretary

Date: June 1, 2020

EXHIBIT INDEX

Exhibit Number	Description of Exhibit

104	Cover page interactive data file (embedded within the Inline XBRL document).